EXHIBIT 32.1

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350
AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the annual Report of ADM Tronics Unlimited, Inc. (the "Company") on Form 10-Q for the three and nine months ended December 31, 2023, (the "Report"), filed with the Securities and Exchange Commission, Andre' DiMino, Chief Executive Officer and Chief Financial Officer, of the Company hereby certifies pursuant to 18 U.S.C. section 1350, as adopted pursuant to section 906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 as amended; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition of the Company as of the dates presented and the result of operations of the Company for the periods presented.

Date: February 20, 2024	By:	/s/ Andre' DiMino
Chief Executive Officer and
Chief Financial Officer

The foregoing certification is being furnished solely pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code) and is not being filed as part of the Form 10-K or as a separate disclosure document.

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to ADM Tronics Unlimited, Inc. and will be retained by ADM Tronics Unlimited, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.